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                                                                    Exhibit 22.1


                         SUBSIDIARIES OF THE REGISTRANT


                                                                Jurisdiction of
Name of Subsidiary                                               Incorporation
------------------                                              ---------------

1.   GZA GeoEnvironmental, Inc.                                  Massachusetts

2.   GZA Remediation, Inc.                                       Massachusetts

3.   GZA Securities Corporation                                  Massachusetts

4.   GZA Drilling, Inc. (a wholly owned                          Massachusetts
     subsidiary of GZA GeoEnvironmental, Inc.)

5.   Delta Geotechnical Services, Inc., (a wholly owned          Massachusetts
     subsidiary of  GZA Drilling, Inc.)

6.   Grover Enterprises, Inc. (a wholly owned subsidiary         Massachusetts
     of GZA Remediation, Inc.)

7.   GZA Texas, Inc. (a wholly owned subsidiary of GZA           Massachusetts
     GeoEnvironmental, Inc.)